                                  EXHIBIT 23.1

                 OPINION AND CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement of NetZero, Inc. (the "Company") on Form S-8 of our report dated August 9, 2000 relating to the financial statements appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2000


PricewaterhouseCoopers LLP

Woodland Hills, California
January 23, 2000